Exhibit 10.30

                                    SUBLEASE

      This Sublease is made as of April __, 2003 by and between CONCERO GROUP, L.P., a Texas limited partnership ("Sublandlord"), and MYRIAD DEVELOPMENT, INC., a Texas corporation ("Subtenant").

                                    RECITALS

      A. Investors Life Insurance Company of North America, predecessor in interest to BRIDGEPOINT PROPERTY TRUST, a Maryland real estate investment trust, as landlord ("Master Landlord"), and PSW Technologies, Inc., predecessor in interest to Sublandlord, as tenant, entered into that certain Bridgepoint Lease Agreement dated October 31, 1996, as amended by that certain Amendment to Bridgepoint Lease Agreement dated September 30, 1997, that certain Second Amendment to Lease dated July 19, 2002 and that certain Third Amendment to Lease dated December 30, 2002 (a copy of said lease as amended is attached hereto as Exhibit A) (as amended, the "Master Lease") covering Premises described in the Master Lease (the "Master Premises") in that certain building known as Bridgepoint Square Building 1 located at 6300 Bridgepoint Parkway, Building 1, Austin, Travis County, Texas (the "Building"). Capitalized terms used in this Sublease but not defined herein shall have the meanings given them in the Master Lease.

      B. Subtenant desires to sublet from Sublandlord a portion of the Master Premises described as Suite 100-1 on the first (1st) floor of the Building comprising approximately 8,455 square feet of Net Rentable Area as outlined on Exhibit B attached hereto (the "Sublease Premises") and Sublandlord desires to sublease the Sublease Premises to Subtenant on the terms, covenants and conditions contained in this Sublease.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. SUBLEASE.

      Upon and subject to the terms, covenants and conditions hereinafter set forth, Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Sublease Premises.

2. TERM; POSSESSION; TERMINATION OPTION.

      2.1 Commencement Date. The Commencement Date of this Sublease shall be the date on which Sublandlord delivers possession of the Sublease Premises to Subtenant. Possession of the Sublease Premises shall be delivered to Subtenant in broom-clean and "AS-IS and WITH ALL FAULTS" condition as provided in Section 9 below. Sublandlord and Subtenant shall enter into a Commencement Date Agreement substantially in the form of Exhibit C attached hereto confirming the Commencement Date promptly following the Commencement Date.

      2.2 Rent Commencement Date. Subtenant shall commence paying Sublease Base Rent (as defined below) and Sublease Additional Rent (as defined below) for the Sublease Premises on the Commencement Date, which is anticipated to be May 1 , 2003.

      2.3 Term. The term of this Sublease (the "Term") shall commence on the Commencement Date and shall terminate on July 31, 2007 (the `"Expiration Date"), unless sooner terminated pursuant to any provision hereof.

3. MASTER LANDLORD'S CONSENT.

      This Sublease is not and shall not be effective unless and until Master Landlord shall have delivered to Sublandlord Master Landlord's written consent to this Sublease in accordance with the provisions of the Master Lease. If Master Landlord fails to consent to this Sublease within twenty (20) days after the date of this Sublease, either party may terminate this Sublease by written notice to the other party and in such event neither party shall have any obligations to the other party under this Sublease. Sublandlord shall pay Master Landlord the $750 sublease processing fee charged by Master Landlord for review of this Sublease.

4. SUBLEASE BASE RENT.

      4.1 During the Term from and after the Rent Commencement Date, Subtenant agrees to pay as base rent ("Sublease Base Rent") for the Sublease Premises the following sums:

         -----------------------------------------------------
                    PERIOD                    MONTHLY RENT
         -----------------------------------------------------
            Rent Commencement Date              $0.00
                  - 10/31/03
         -----------------------------------------------------
               11/1/03 - 7/31/04                $10,500
         -----------------------------------------------------
               8/1/04 - 7/31/05                 $11,000
         -----------------------------------------------------
               8/1/05 - 7/31/06                 $12,000
         -----------------------------------------------------
               8/1/06 - 7/31/07                 $12,500
         -----------------------------------------------------

Each monthly installment of Sublease Base Rent shall be payable in advance on the first day of each calendar month during the Term. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the month in which this Sublease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Sublease is in effect during such month bears to the total number of days in such month, and such partial month's installment shall be paid no later than the commencement of the subject month.

      4.2 In addition to the Sublease Base Rent, Subtenant agrees to pay as additional rent the amount of Sublease Additional Rent (as defined below) and other charges required to be paid by this Sublease. All rent (which shall include Sublease Base Rent, Sublease Additional Rent and other charges required to be paid by this Sublease) shall be paid directly to Master Landlord,


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

without prior demand and without any deduction, offset, counterclaim or abatement, in lawful money of the United States of America, at the address set forth in the Master Lease, or to such other person or at such other place as Master Landlord may from time to time designate in writing. Subtenant's covenant to pay rent shall be independent of every other covenant in this Sublease.

      4.3 If Subtenant fails to pay any installment of Sublease Base Rent, Sublease Additional Rent or other charges within five (5) days after the same are due, or fails to make any other payment (or which Subtenant is obligated under this Sublease, then Subtenant shall pay to Sublandlord a late charge equal to three percent (3%) of the amount so payable. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment.

      4.4 No payment by Subtenant or receipt and acceptance by Sublandlord of a lesser amount than the Sublease Base Rent or Sublease Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Sublandlord may accept, but is not obligated to accept, such part payment without prejudice to Sublandlord's right to recover the balance due and payable or to pursue any other remedy provided in this Sublease or by law. If Sublandlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Sublandlord's rights hereunder.

5. SUBLEASE ADDITIONAL RENT,

      In addition to the Sublease Base Rent, Subtenant shall pay to Sublandlord for the Sublease Premises Subtenant's Pro Rata Share of Tenant's Annual Rental Adjustment based on Actual Operating Expense (including, without limitation, the Building's allocable share of Project Operating Expense and any gross up adjustment) for each calendar year ("Sublease Additional Rent") in excess of the 2003 Actual Operating Expense. For purposes of this Sublease, the base year shall be 2003 and Subtenant shall pay its Pro Rata Share of expenses in excess of the 2003 Actual Operating Expenses beginning January 1, 2004. Subtenant's pro rata share shall be the ratio which the rentable area of the Sublease Premises bears to the rentable area of the Master Premises, which ratio is agreed to be 76.36% based on 8,455 square feet of Net Rentable Area in the Sublease Premises and 11,072 square feet of Net Rentable Area in the Master Premises ("Subtenant's Pro Rata Share"). Said sums (including any estimates of such sums) shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease. Sublandlord shall provide Subtenant with full and complete copies of Master Landlord's annual statement of Actual Operating Expense (as set forth in Section 3.02 of the Master Lease) promptly following Sublandlord's receipt of the same from Master Landlord. In addition, Subtenant shall be responsible to pay (a) its Pro Rata Share of all other sums which Sublandlord is obligated to pay under the Master Lease (which (i) do not result from a default by Sublandlord under the Master Lease (unless such default was caused by Subtenant in which case Subtenant would be responsible for 100% of such sum) or (ii) are not related in whole or in part to the Sublease Premises), (b) all additional charges and expenses imposed by Master Landlord under the Master Lease and related specifically to Subtenant's use and occupancy of the Sublease Premises during the Term (e.g., after-hours HVAC, additional cleaning, excess utilities, etc.), and (c) all charges and expenses imposed by Master Landlord


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

under the Master Lease because of a default by Sublandlord under the Master Lease if such default is caused by Subtenant's failure to abide by the terms of this Sublease. All said sums shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease. All sums payable pursuant to this Section 5 shall be considered additional rent payable under this Sublease and Sublandlord shall have all rights and remedies available hereunder for the failure to pay such additional rent.

6. SECURITY DEPOSIT.

      Subtenant shall deposit with Sublandlord as beneficiary on the date hereof an irrevocable letter of credit to be issued from time to time no more than yearly during the Term as defined in the Lease, in a form and issued by an institution acceptable to Sublandlord in the amount of $25,000.00 (the "Letter of Credit"), which shall be held by Sublandlord to secure Subtenant's obligations under this Sublease; however, the Letter of Credit is not a measure of Sublandlord's damages for a breach of the Sublease. The Letter of Credit will provide that on presentment to the issuer of (1) an affidavit of Sublandlord stating that Subtenant is in default under the Sublease beyond applicable notice and cure periods, and (2) an original of the current Letter of Credit, the issuer will immediately fund the Letter of Credit amount to Sublandlord. Sublandlord may draw on any letter of credit submitted as the Letter of Credit in order to satisfy Subtenant's unperformed obligations under this Sublease, without prejudice to any of Sublandlord's other remedies. If so used, Subtenant shall provide to Sublandlord a substitute Letter of Credit in the amount required hereunder immediately upon request. The failure to provide a replacement Letter of Credit at least 30 business days prior to the expiration of any Letter of Credit during the Term shall be a breach of the Sublease and Sublandlord shall be entitled without further notice or demand to claim all monies due under the then currently effective Letter(s) of Credit. However, notwithstanding the foregoing and the terms of the Master Lease, on or after November 1, 2004, Subtenant may reduce the Letter of Credit Amount to $12,500.00 provided that as of November 1, 2004 the following conditions are met: (i) no event of default has occurred under the terms of this Sublease, (ii) Subtenant has timely made all rent payments due under this Sublease, and (iii) that Subtenant's financial statements as prepared according to generally accepted accounting principals shall indicate Subtenant has experienced positive cash flow during the preceding two (2) calendar quarters. Landlord shall notify Tenant of any substituted or additional beneficiary that may be required and Tenant shall cause the Letter of Credit to be so modified by an amendment to or replacement of the Letter of Credit within ten (10) days of the date of such notice.

7. INCORPORATION OF MASTER LEASE BY REFERENCE; ASSUMPTION.

      Subtenant acknowledges that it has read the Master Lease and is fully familiar with all terms and conditions of the Master Lease. All of the Articles, Sections and Exhibits of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except that (i) Sections 1.01, 2.01, 2.03, 2.04, 3.01, 3.02, the second paragraph of Section 3.03, Sections 3.05 and 3.06, the first sentence and the third and fourth paragraphs of Section 3.07, the second paragraph of Section 4.01, Section 7.01, the second sentence of Section 8.01, the third sentence


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

of Section 11.01, Section 11.02, the last paragraph of Section 12.01, the phrase "at Texas Commerce Bank-Austin (the "TCB Credit Facility")" in Section 13.0l(c), Sections 14.03(b), 14.03(c), 14.03(d) and 15.15, the first three sentences of
Section 15.19, the third sentence of Section 15.24, Section 15.26 and Exhibits A, B, D, E-1, E-2, F, G, H, J and K are deleted in their entirety from the Master Lease as incorporated into this Sublease; and (ii) any rights of Sublandlord to extend, expand, contract, cancel or terminate the Master Lease shall not apply to or benefit Subtenant in any manner whatsoever. The term "Landlord" as used in the Master Lease shall refer to "Sublandlord" hereunder, the term "Tenant" as used in the Master Lease shall refer to "Subtenant" hereunder, the term "Lease" as used in the Master Lease shall refer to this Sublease and the term "Leased Premises" as used in the Master Lease shall refer to the Sublease Premises described herein, except that all references to "Landlord" shall mean and include both Master Landlord and Sublandlord in Sections 6.01, 7.02, 7.04 (except that exceptions to indemnification as to Master Landlord and Sublandlord shall apply solely to their own respective negligence) and Section 10.01 of the Master Lease.

      If Sublandlord shall actually receive under the Master Lease an abatement of rent as to the Sublease Premises (for a period after the Rent Commencement
Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate share of such abatement calculated as follows: for each rentable square foot to which the abatement applies and for which Subtenant is obligated to pay rent under this Sublease, Subtenant shall receive its proportionate share of such abatement based on the ratio of the per square foot rent payable by Subtenant under this Sublease to the per square foot relet payable by Sublandlord under the Master Lease for the Sublease Premises, but in no event in excess of the abatement actually received by Sublandlord for the Sublease Premises.

      If any provisions of this Sublease expressly conflict with any portion of the Master Lease as incorporated herein, as between Subtenant and Sublandlord, the terms of this Sublease shall govern. Subtenant shall assume and perform for the benefit of Sublandlord and Master Landlord all of Sublandlord's obligations under the Master Lease provisions as incorporated herein to the extent that the provisions are applicable to the Sublease Premises. Sublandlord does not assume the obligations of the Master Landlord under the Master Lease. With respect to work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any other obligations required of Master Landlord under the Master Lease (to the extent such obligations all incorporated by reference into this Sublease as set forth above), Sublandlord's sole and exclusive obligation with respect thereto shall be to request the same, on request in writing by Subtenant. If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Sublandlord will use reasonable commercial efforts to cause Master Landlord to perform and observe such obligations (except that Sublandlord shall not be obligated to commence any legal, arbitration or audit proceedings against Sublandlord, or utilize any self-help rights, or make any payment of money or other consideration other than as expressly required of Sublandlord under the Master Lease), but Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Master Landlord or by reason of any default of Master Landlord under the Master Lease or any failure of Master Landlord to act or grant any consent or approval under the Master Lease, or from any misfeasance or non-feasance of Master Landlord, nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof, except as expressly provided in this Sublease. If Sublandlord elects to commence legal, arbitration or audit or other


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

proceedings against the Master Landlord to enforce, or otherwise enforces, Sublandlord's rights under the Master Lease which are applicable to Subtenant and the Sublease Premises as well as to the Sublandlord as to the remainder of the Premises, Subtenant shall be responsible to reimburse Sublandlord for Subtenant's share of the reasonable costs of such proceedings, including, without limitation, reasonable attorneys' fees incurred by Sublandlord at the following rates: (a) one hundred (100%) percent thereof if such pertain only to the Sublease Premises; (b) Subtenant's Pro Rata Share if such pertain to the entire Premises; or (c) a proportionate percentage if such pertain to the Sublease Premises or any part thereof and to a portion of the Premises other than the Sublease Premises, such reimbursement to be made by Subtenant to Sublandlord within twenty (20) days after invoice therefore. If the proceedings initiated by Sublandlord provide no benefit to Subtenant or the Sublease Premises, Subtenant shall not be required to pay any costs thereof. In the event any enforcement action or proceeding results in a monetary benefit to Sublandlord, Sublandlord shall pass on such monetary benefits to Subtenant at the following rates: (a) one hundred (100%) percent thereof if such pertain only to the Sublease Premises; (b) Subtenant's Pro Rata Share if such pertain to the entire Premises; or (c) a proportionate percentage if such pertain to the Sublease Premises or any part thereof and to a portion of the Premises other than the Sublease Premises.

      Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord's other obligations under the Master Lease, provided that in day-to-day issues, Subtenant shall contact Master Landlord first to obtain the desired service or item and shall only contact Sublandlord if Master Landlord fails to perform. This Sublease shall at all times during the Term remain subject and subordinate to the Master Lease (and to all matters to which the Master Lease is subject and subordinate) and to all modifications and amendments to the Master Lease. Sublandlord agrees with Subtenant that so long as Subtenant is not in default hereunder beyond any applicable notice and/or cure period, Sublandlord shall not enter into any modification or amendment to the Master Lease which will prevent or materially adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, or increase the obligations of Subtenant or decrease its rights under this Sublease in any way materially adversely affecting Subtenant.

8. MASTER LEASE.

      At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform Subtenant's obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that Subtenant shall send to and receive from Master Landlord. Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by


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the non-defaulting party as a result of the termination; provided, however, that in no event shall either party be liable for consequential or punitive damages.

9. ACCEPTANCE OF SUBLEASE PREMISES "AS IS".

      The Sublease Premises shall be delivered to Subtenant in "AS IS and WITH ALL FAULTS" condition and without any representations and warranties with respect thereto by Sublandlord, its agents, officers, directors, employees, consultants or attorneys. Subtenant acknowledges and agrees that Sublandlord and its agents, officers, directors, employees, consultants and attorneys have made no representations, warranties or promises of any nature whatsoever with respect to the Building, the Project, or the Sublease Premises. The taking of possession of any portion of the Sublease Premises by Subtenant shall be conclusive evidence that Subtenant accepts the same "AS IS and WITH ALL FAULTS' and that the Sublease Premises, the Project and the Building arc suited for the use intended by Subtenant and are in good and satisfactory condition at the time such possession was taken. Subtenant represents and warrants to Sublandlord that prior to executing this Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Sublease Premises for its intended use and has determined that the Sublease Premises are suitable for such intended use. Sublandlord shall have no obligation whatsoever to construct any improvements for Subtenant or to repair or refurbish the Sublease Premises.

10. USE; SECURE AREAS; SIGNAGE; PARKING; FURNITURE.

      10.1 Use. Subtenant agrees that the Sublease Premises shall be used by Subtenant (and its permitted assignees and subtenants) solely for general office use and for no other use, business or purpose whatsoever.

      10.2 DELETED.

      10.3 Signage. Master Landlord shall, at Sublandlord's cost, install Building standard signage on the entry doors to the Sublease Premises, which signage shall be subject to approval by Master Landlord and Sublandlord. Sublandlord's approval of Subtenant's signage shall not be unreasonably withheld, conditioned or delayed.

      10.4 Parking. Subtenant shall have the right at no cost to use up to thirty (30) unreserved vehicle parking spaces located the Project's parking facilities and subject to the terms and provisions of Section 15.19 of the Master Lease.

      10.5 Furniture. Subtenant also leases from Sublandlord, and Sublandlord leases to Subtenant, during the Term the office furnishings and telephone system within the Sublease Premises which are identified on Exhibit D attached hereto (the "Furniture"). EXCEPT AS OTHERWISE STATED HEREIN, SUBLANDLORD MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE FURNITURE AND EXPRESSLY EXCLUDES ANY SUCH WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MANUFACTURE, FITNESS, MERCHANTABILITY, QUALITY, CONDITION, CAPACITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE FURNITURE. THE FURNITURE IS LEASED TO SUBTENANT AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS. Notwithstanding the foregoing, Sublandlord


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

represents and warrants to Subtenant that Sublandlord owns fee title to the Furniture, none of the Furniture is subject to any lien other than the lien held by Master Landlord under the Master Lease, and during the Term Sublandlord shall not subject the Furniture to any additional liens. The rent for such Furniture required to be paid by Subtenant is included in the Sublease Base Rent due under this Sublease. During the Term, Subtenant shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be liable to Sublandlord for any damage to the same occurring during the Term as reasonably determined by Sublandlord and Subtenant. Subtenant agrees to maintain insurance on the Furniture pursuant to an all-risk property insurance policy in the amount of the full replacement value of the Furniture, which policy names Sublandlord as the loss payee, may not be changed or canceled without thirty (30) days notice to Sublandlord, and is otherwise reasonably acceptable to Sublandlord. During the Term, Subtenant shall not remove any of the Furniture from the Sublease Premises. Notwithstanding the foregoing, upon the expiration of the Term or earlier termination of the Sublease for any reason other than a default by Subtenant (including an early termination due to a default by Sublandlord) and if Subtenant is not then in default of any term or provision of this Sublease, then, effective as of such expiration or early termination of this Sublease, Sublandlord shall transfer all of its right, title and interest in the Furniture to Subtenant, and Subtenant shall accept said Furniture in its "AS-IS" condition, pursuant to and in accordance with the form of bill of sale attached hereto as Exhibit E.

11. COMPLIANCE WITH LAWS AND REGULATIONS; PROHIBITED ACTIONS.

      Subtenant, at its sole cost and expense, shall promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. ss.12 101 et seq. and any governmental regulations relating thereto, including, without limitation any required alterations for purposes of "public accommodations" under such statute and similar federal, state and local laws and regulations (collectively, the "ADA"). Subtenant shall not use or permit the Sublease Premises to be used in any manner nor do any act which would increase the existing rate of insurance on the Building or cause the cancellation or any insurance policy covering the Building or the Master Premises, nor shall Subtenant permit to be kept, used or sold, in or about the Sublease Premises or the Building, any article which may be prohibited by the standard form of fire insurance policy. Subtenant shall not during the Term (i) commit or allow to be committed any waste upon the Sublease Premises, or any public or private nuisance in or around the Project, the Building or the Sublease Premises, (ii) allow any sale by auction upon the Sublease Premises, (iii) place any loads upon the floor, walls, or ceiling of the Sublease Premises which endangers the Building, (iv) use any apparatus, machinery or device in or about the Sublease Premises which will cause any substantial noise or vibration or in any manner damage the Building, (v) place any harmful liquids in the drainage system of the Project or the Building or in the soils surrounding the Project or the Building, or (vi) disturb or unreasonably interfere with other tenants of the Building. If any of Subtenant's office machines or equipment disturbs the quiet enjoyment of any other tenants in the Building, then Subtenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance, all at Subtenant's sole cost and expense.


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

12. SUB-SUBLETTING.

      Subtenant shall have no right to assign this Sublease or sublet any portion of the Sublease Premises without first obtaining the written consent of Master Landlord and Sublandlord, which consent may or may not be granted by the Master Landlord or Sublandlord. Any such consent by Sublandlord to any such assignment or subletting shall not release Subtenant from any of Subtenant's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any merger, consolidation, dissolution or liquidation, or any change in ownership or power to vote of more than fifty percent (50%) of its outstanding voting stock shall constitute an assignment.

13. DEFAULTS AND REMEDIES.

      13.1 Upon any default by Subtenant under this Sublease or any default under the Master Lease, Sublandlord shall have all rights and remedies available at law or in equity, including, without limitation, all of the rights and remedies described in the Master Lease, including, without limitation, Article
13.02 of the Master Lease.

      13.2 Any holdover by Subtenant of any portion of the Sublease Premises beyond the scheduled expiration date shall result in the payment of rent equal to the holdover rent and any other sums payable by Sublandlord pursuant to
Section 15.05 of the Master Lease or otherwise. Notwithstanding the foregoing, Subtenant shall have no right to holdover any portion of the Sublease Premises without the consent of Sublandlord.

      13.3 In the event of a non-monetary default by Subtenant under this Sublease, Subtenant shall have the same notice and cure rights provided for in the Master Lease as Sublandlord would have for a similar default under the Master Lease, except that Subtenant's time to cure shall not exceed Seventy-Five Percent (75%) of the corresponding time under the Master Lease.

      13.4 Sublandlord shall promptly notify Subtenant in writing of any default by either Sublandlord or Master Landlord under the terms and conditions of the Master Lease which affects Subtenant's rights under this Sublease.

14. ALTERATIONS.

      Subtenant shall not make any alterations, additions or improvements (collectively, "Alterations") in or to the Sublease Premises or make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without obtaining the prior written consent of Sublandlord and Master Landlord and in full compliance with the provisions of Section 6.01 of the Master Lease and all other applicable provisions of the Master Lease; provided, however, that in all instances concerning Sublandlord's approval of Subtenant's Alterations, the time period in which Sublandlord shall have to grant or withhold its consent to such Alterations shall equal One Hundred Fifty Percent (150%) of the corresponding time period under the Master Lease (i.e., If Master Landlord has ten (10) business days to approve an Alteration, Sublandlord shall have fifteen
(15) business days in which to approve the same Alteration). Sublandlord hereby approves Subtenant's installation of a new door way where shown in Exhibit B attached hereto (such installation subject to Master Landlord's approval). All Alterations shall be made at


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

Subtenant's sole cost and expense and by contractors or mechanics approved by Sublandlord and Master Landlord, shall be made at such times and in such manner as Sublandlord may from time to time designate, and shall become the property of Sublandlord without its obligation to pay for such Alterations. All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Building and shall be constructed in compliance with all plans approved by Sublandlord and Master Landlord. Alterations shall be diligently prosecuted to completion to the end that the Sublease Premises shall be at all times a complete unit except during the period necessarily required for such work. All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, including all building codes and regulations and the ADA. Subtenant, at its sole cost and expense, shall obtain any and all permits and consents of applicable governmental authorities (collectively "Permits") in connection with all Alterations. Subtenant shall be liable to Sublandlord and Master Landlord for the reasonable costs of any improvements to the Project and the Building (whether or not on the Sublease Premises) which may be required as a consequence of Subtenant's Alterations. Before commencing any alterations, additions or improvements costing in excess of Five Thousand Dollars ($5,000), Subtenant, at Subtenant's cost, shall obtain and deliver to Sublandlord a performance bond and a labor and materials payment bond for the benefit of Sublandlord, issued by a corporate surety licensed to do business in Texas and acceptable to Sublandlord, each in the amount of One Hundred Twenty-Five Percent (125%) of the cost of the work in a form satisfactory to Sublandlord. No interior improvements installed in the Sublease Premises may be removed unless the same are promptly replaced with interior improvements of the same or better quality. Sublandlord hereby reserves the right to require any contractor, subcontractor or materialman working in or providing materials to the Sublease Premises to provide lien waivers and liability insurance covering the Alterations to the Sublease Premises. Subtenant shall give Master Landlord and Sublandlord ten (10) days written notice prior to the commencement of any Alterations and shall allow Master Landlord and Sublandlord to enter the Sublease Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations. All Alterations shall remain in and be surrendered with the Sublease Premises as a part thereof at the termination of this Sublease, without disturbance, molestation or injury, provided that each of Master Landlord and/or Sublandlord may require any Alterations to be removed upon termination of this Sublease in their sole and absolute discretion. Tn such event, all expenses to remove said Alterations and to restore the Sublease Premises to normal building standards shall be paid by Subtenant.

15. SUBTENANT'S INSURANCE.

      Subtenant, at its sole cost and expense, shall maintain or cause to be maintained from and after the Delivery Date and throughout the Term, the casualty and comprehensive general liability required to be maintained under
Section 7.02 of the Master Lease in the amounts and otherwise satisfying the requirements of Section 7.02 of the Master Lease, such insurance against fire and other casualty insuring the full replacement cost of all existing improvements in the Sublease Premises on the Delivery Date, all Alterations and all of Subtenant's moveable furniture, fixtures, equipment, trade fixtures and other personal property in the Sublease Premises (collectively, "Tenant's Insured Property"). Sublandlord and Master Landlord shall be named as additional insureds on Subtenant's liability policies and as loss payees under Subtenant's fire and casualty policies.


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

16. SERVICES.

      Master Landlord and Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of rent (unless an abatement therefor is provided under the Master Lease and this Sublease) by reason of (a) the failure to furnish or delay in furnishing any of the services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Master Landlord or by the making of any repairs or improvements to the Sublease Premises or to the Building or the Project or (b) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Sublease Premises or the Building by any utility or governmental agency. Subtenant shall not connect any electrical equipment to the Building's electrical distribution system which may overload the electrical capacity of the Building or the Sublease Premises. At any time that Subtenant's use of electricity exceeds a reasonable amount of electricity, as reasonably determined by Sublandlord or Master Landlord, Sublandlord shall have the right at any time to install, at Subtenant's sole cost and expense, an electric current meter in the Sublease Premises or to conduct an electric current usage survey in order to measure the amount of electric current consumed on the Sublease Premises.

17. RIGHT TO PERFORM.

      If Subtenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for four (4) days after notice thereof by Sublandlord, Sublandlord may, but shall not be obligated so to do, and without waiving or releasing Subtenant from any obligations of Subtenant, make any such payment or perform any such other act on Subtenant's part to be made or performed as provided in this Sublease. Subtenant shall reimburse Sublandlord for all costs incurred in connection with such payment or performance immediately upon demand.

18. NOTICES.

      All notices under this Sublease shall be in writing as follows:

      If to Sublandlord:       CONCERO GROUP, L.P.

                               c/o Pencom Systems
                               40 Fulton Street
                               New York, New York 10038
                               Attn.: Kevin Kurtzman

      If to Master Landlord:   To the Notice Addresses and Addressees set
                               forth in Section 15.08 of the Master Lease

      If to Subtenant:         MYRIAD DEVELOPMENT, INC.
                               6300 Bridgepoint Parkway, Building 1, Suite 100-1
                               Austin, Texas 78730
                               Attention: Jim Taets
or such addresses as may hereafter be designated by either party in writing. Any such notices shall be either sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after timely deposit, postage prepaid in the U.S. Mail; sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when actually delivered; or personally delivered, in which case notice shall be deemed delivered upon receipt.

19. SURRENDER OF SUBLEASE PREMISES

      The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sublandlord, operate as an assignment to it of any subleases or subtenancies.

20. GENERAL PROVISIONS

      20.1 Entire Agreement. This Sublease and Exhibits A - E attached hereto contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Sublease. This Sublease and Exhibits A - E attached hereto supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Sublease Premises.

      20.2 Terms and Headings. The words "Sublandlord" and "Subtenant" include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

      20.3 Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Sublandlord and Subtenant and their respective successors and assigns.

      20.4 Brokers. Subtenant represents and warrants to Sublandlord that, except with respect to Matt Mathias & Co. ("Subtenant's Broker"), Subtenant has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and Subtenant shall indemnify, defend and hold harmless Sublandlord against any loss, cost, liability or expense incurred by Sublandlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Subtenant. Sublandlord represents and warrants to Subtenant that, except with respect to Don Cox Company ("Sublandlord's Broker"), Sublandlord has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and Sublandlord shall indemnify, defend and hold harmless Subtenant against any loss, cost, liability or expense incurred by Subtenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged lo have been made by or on behalf of Sublandlord. Sublandlord shall pay a real estate brokerage commission equal to 2% of the Sublease Base Rent and Sublease Additional Rent payable over the Term to Sublandlord's Broker and a commission equal to 4% of the Sublease Base Rent and Sublease Additional Rent payable over the Term to Subtenant's Broker, with


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

respect to this Sublease transaction, such commissions to be paid one-half upon execution of this Sublease Agreement and the remainder to be paid upon Subtenant's move-in to the Sublease Premises.

      20.5 Liability of Sublandlord. Sublandlord's obligations and liability to Subtenant under this Sublease shall be limited solely to the value of Sublandlord's leasehold interest in the Sublease Premises, and neither Sublandlord, nor any officer, director, employee or shareholder of Sublandlord, or any parent, subsidiary or affiliate of Sublandlord shall have or incur any personal liability whatsoever with respect to this Sublease.

      20.6 Severability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      20.7 Examination of Sublease. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise unless and until (a) the execution by and delivery to both Sublandlord and Subtenant, and (b) the Master Landlord consents hereto as provided in Section 3 above.

      20.8 Recording. Neither Sublandlord nor Subtenant shall record this Sublease nor any memorandum hereof without the written consent of the other and any attempt by Subtenant to do the same shall constitute an immediate and uncurable default by Subtenant under this Sublease.

      20.9 Survival of Obligations. All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnify, defend or hold Sublandlord harmless or require Sublandlord to indemnify, defend or hold Subtenant harmless shall survive the expiration or earlier termination of this Sublease.

      20.10 Appendices and Riders. The following appendices and riders are attached hereto and by this reference made a part of this Sublease:

            EXHIBIT A     Master Lease
            EXHIBIT B     Floor Plan of Sublease Premises
            EXHIBIT C     Confirmation of Rent Commencement Date
            EXHIBIT D     List of Furniture
            EXHIBIT E     Bill of Sale

                         [signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

             SUBLANDLORD:      CONCERO GROUP, L.P.

                               By: Concero GP, LLC, its general partner


                                     By: /s/ Kevin Kurtzman
                                         --------------------------
                                     Name: Kevin Kurtzman
                                     Its:  CEO

             SUBTENANT:        MYRIAD DEVELOPMENT, INC.


                               By: /s/ Cory Moulton
                                   --------------------------------
                               Name: Cory Moulton
                               Its:  CEO

The Sublandlord Broker and the Subtenant Broker hereby execute this Lease for purposes of Section 20.4 of this Sublease Agreement.

Sublandlord Broker:                          Subtenant Broker:

DON COX COMPANY                              MATT MATHIAS & CO.

By: /s/ Don Cox                              By: /s/ Matt Mathias
    -----------------------------                -------------------------------
Name: Don Cox                                Name: Matt Mathias
Its:  Owner                                  Its:  President


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